Exhibit 99.1

TransMedics Reports Second Quarter 2020 Financial Results

Andover, Mass. – August 5, 2020 – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), a medical technology company that is transforming organ transplant therapy for patients with end-stage lung, heart and liver failure, today reported financial results for the quarter ended June 30, 2020.

Recent Highlights

•	OCS Heart FDA Advisory Committee meeting rescheduled as a virtual meeting to be held on October 7, 2020
•	Submitted OCS Liver PMA to FDA in June 2020
•	OCS Heart DCD U.S. clinical program surpassed 50 transplants; enrollment completion expected in Q4 2020
•	Completed underwritten public equity offering raising $75 million in net proceeds

“Despite the continued impact of the COVID-19 pandemic on our revenue, we achieved several significant milestones in the second quarter. We are leaning forward to advance our commercial, clinical, and regulatory initiatives to position TransMedics to achieve our long-term strategic growth objectives,” said Waleed Hassanein, MD, President and Chief Executive Officer. “We are laser focused on ensuring that we are in a position to have our three OCS products – OCS Lung, OCS Heart, and OCS Liver – approved and commercially available in the U.S. in 2021.”

Second Quarter 2020 Financial Results

Net revenue for the second quarter of 2020 was $3.4 million, a 40% decrease compared to $5.7 million in the second quarter of 2019. The decrease in revenue was a result of fewer organ transplant procedures performed during the period due to the impact of the global COVID-19 pandemic.

Gross margin for the second quarter of 2020 was 56% as compared to 59% in the second quarter of 2019.

Operating expenses for the second quarter of 2020 were $9.8 million compared to $11.0 million in the second quarter of 2019. The decrease in operating expenses was due primarily to our cash conservation steps and decreased activities as a result of the global COVID-19 pandemic.

Net loss for the second quarter of 2020 was $8.5 million compared to $9.2 million in the second quarter of 2019.

Cash, cash equivalents and marketable securities were $139.4 million as of June 30, 2020.

2020 Financial Outlook

As previously announced, TransMedics is not providing annual guidance for 2020 due to the unpredictability of the duration and the magnitude of the impact of the COVID-19 pandemic.

Webcast and Conference Call Details

The TransMedics management team will host a conference call beginning at 4:30 p.m. ET / 1:30 p.m. PT on Wednesday, August 5, 2020. Investors interested in listening to the conference call may do so by dialing (866) 221-1172 for domestic callers or (270) 215-9603 for international callers, followed by Conference ID: 9858896. A live and archived webcast of the event will be available on the “Investors” section of the TransMedics website at www.transmedics.com.

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable extracorporeal warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung and liver failure.

Forward-Looking Statements

This press release contains forward-looking statements with respect to, among other things, our operations and financial performance and expected timing of regulatory approvals for our OCS products. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in or implied by any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Some of the key factors that could cause actual results to differ include: that we continue to incur losses; our need to raise additional funding; our existing and any future indebtedness, including our ability to comply with affirmative and negative covenants under our credit agreement to which we will remain subject to until maturity, and our ability to obtain additional financing on favorable terms or at all; the fluctuation of our financial results from quarter to quarter; our ability to use net operating losses and research and development credit carryforwards; our dependence on the success of the OCS; the rate and degree of market acceptance of the OCS; our ability to educate patients, surgeons, transplant centers and private payors of benefits offered by the OCS; the impact of the outbreak of the novel strain of coronavirus and associated containment and remediation efforts; our ability to improve the OCS platform; our dependence on a limited number of customers for a significant portion of our net revenue; the timing of and our ability to obtain and maintain regulatory approvals or clearances for our OCS products; our ability to adequately respond to FDA follow-up inquiries in a timely manner; the performance of our third-party suppliers and manufacturers; the timing or results of clinical trials for the OCS; our manufacturing, sales, marketing and clinical support capabilities and strategy; attacks against our information technology infrastructure; the economic, political and other risks associated with our foreign operations; our ability to attract and retain key personnel; our ability to protect, defend, maintain and enforce our intellectual property rights relating to the OCS and avoid allegations that our products infringe, misappropriate or otherwise violate the intellectual property rights of third parties; our ability to obtain and maintain regulatory approvals or clearance for our OCS products; the pricing of the OCS, as well as the reimbursement coverage for the OCS in the United States and internationally; and the risks identified under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 28, 2019 and our quarterly report on Form 10-Q for the quarter ended March 31, 2020, which is available on the SEC’s website at www.sec.gov. Additional information will be made available by our annual and quarterly reports and other filings that we make from time to time with the SEC. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Investor Contact:

Brian Johnston

631-807-1986

Investors@transmedics.com

TransMedics Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	June 30, 2020	June 29, 2019	June 30, 2020	June 29, 2019
Net revenue	$3,391	$5,666	$10,921	$10,342
Cost of revenue	1,482	2,333	4,152	4,436
Gross profit	1,909	3,333	6,769	5,906
Gross Margin	56%	59%	62%	57%
Operating expenses:
Research, development and clinical trials	3,903	4,787	10,128	8,669
Selling, general and administrative	5,867	6,251	12,519	10,904
Total operating expenses	9,770	11,038	22,647	19,573
Loss from operations	(7,861)	(7,705)	(15,878)	(13,667)
Other income (expense):
Interest expense	(1,001)	(1,113)	(2,043)	(2,206)
Change in fair value of preferred stock warrant liability	—	(614)	—	(341)
Other income (expense), net	371	247	588	144
Total other expense, net	(630)	(1,480)	(1,455)	(2,403)
Loss before income taxes	(8,491)	(9,185)	(17,333)	(16,070)
Provision for income taxes	(6)	(10)	(16)	(20)
Net loss	$(8,497)	$(9,195)	$(17,349)	$(16,090)
Net loss per share attributable to common stockholders, basic and diluted	$(0.36)	$(0.70)	$(0.78)	$(2.21)
Weighted average common shares outstanding, basic and diluted	23,330,918	13,133,834	22,259,047	7,277,237

* Reconciliation of Gross to Net revenue for certain payments made to customers (in thousands):

	Fiscal Three Months Ended		Fiscal Six Months Ended
	June 30, 2020	June 29, 2019	June 30, 2020	June 29, 2019
Gross revenue from sales to customers	$3,923	$6,215	$12,166	$11,505
Less: clinical trial payments reducing revenue	532	549	1,245	1,163
Total net revenue	$3,391	$5,666	$10,921	$10,342

TransMedics Group, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2020	December 28, 2019
Current assets:
Cash and cash equivalents	$51,152	$20,092
Marketable securities	88,223	60,596
Accounts receivable	4,431	6,559
Inventory	12,555	11,216
Prepaid expenses and other current assets	1,866	1,538
Total current assets	158,227	100,001
Property and equipment, net	4,404	4,792
Restricted cash and other long-term assets	506	506
Total assets	$163,137	$105,299
Current liabilities:
Accounts payable	$3,722	$7,247
Accrued expenses and other current liabilities	8,858	8,332
Deferred revenue	1,020	166
Current portion of deferred rent	218	370
Total current liabilities	13,818	16,115
Long-term debt, net of discount	34,395	34,146
Deferred rent, net of current portion	1,164	389
Total liabilities	49,377	50,650
Total stockholders' equity	113,760	54,649
Total liabilities and stockholders' equity	$163,137	$105,299